U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 27, 2004

Date of Report (Date of Earliest Event Reported)

GATEWAY ENERGY CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware	0-6404	44-0651207
(State Or Other Jurisdiction Of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification Number)

500 Dallas Street, Suite 2615 Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 336-0844
(Telephone Number)

Item 5.  Other Events and Regulation FD Disclosure.

At a regularly scheduled Board meeting held on March 25, 2004, Director Gary A. McConnell advised the Board that he was unwilling to stand for re-election to the Board of Directors of the Company for personal reasons.  At the annual meeting of the stockholders of the Company, John A. Raasch and Philip A. Wilson were elected to the Board of Directors of the Company.  At a special telephonic meeting of the Board of Directors of the Company on June 24, 2004, Philip A. Wilson was elected Chairman of the Board of Directors, replacing Michael T. Fadden.  At the meeting, the Executive Committee was dissolved and an Executive Oversight Committee was formed to receive monthly written reports from officers on the status of various ongoing Company projects.  Philip A. Wilson, Charles A. Holtgraves and John A. Raasch were elected as members of that Committee.

The Board then dealt with certain matters involving the Letter of Intent with The InvestLinc South Central Fund and Invest Linc Securities, subsidiaries of The InvestLinc Group, which was approved by the Board of Directors on March 9, 2004. A description of the material terms of the Letter of Intent is contained in a Form 8-K filed March 12, 2004.  The Board determined, by a 5-3 vote (Directors Michael T. Fadden, Scott D. Heflin and Earl P. Hoffman voted against the resolution) to advise InvestLinc that the Board had changed its position and was no longer willing to grant to GEC Development an exclusive sublicense to utilize the Company’s nitrogen rejection technology which it has a right to use under an exclusive license agreement with Advanced Extraction Technologies, Inc. (“AET”). Further, the Board determined to advise InvestLinc that there was no agreement as to new employment agreements with Michael T. Fadden and Scott D. Heflin as required under the Letter of Intent. The resolution further stated that the Company still wanted to work with InvestLinc and would be willing to give InvestLinc a right of first refusal on ten nitrogen rejection unit (“NRU”)  deals.

On June 28, 2004, Michael T. Fadden, President and Chief Executive Officer of the Company, met with a representative of InvestLinc to explain the Board’s position.  On July 2, 2004, South Central Fund directed a letter to Philip A. Wilson, as Chairman of the Board, requesting that the Company formally notify South Central Fund of the Board’s change in position and clearly communicate in writing the specific terms and conditions of the Letter of Intent which were not acceptable.

On July 12, 2004, Mr. Wilson sent a letter to South Central Fund advising that the Company’s Board of Directors was not willing to grant to GEC Development the exclusive sublicense to the nitrogen rejection process, but would be willing to discuss entering into a new letter of intent providing for up to ten NRU projects funded under largely similar terms and conditions as proposed earlier with South Central Fund.

On July 18, 2004, South Central Fund responded to Mr. Wilson’s July 12 letter, stating that it is South Central Fund’s position that the original terms of the Letter of Intent are appropriate and necessary for the successful completion of the proposed transaction and that the exclusive sublicense pertaining to the AET technology is fundamental to obtaining outside financing.  South Central Fund requested that the Board of Directors of the Company reaffirm the original Letter of Intent.

The Company’s Board of Directors met on July 23, 2004 and, by a 4-2 vote, declined to proceed in accordance with South Central Fund’s request.  The Board of Directors determined to allow the South Central Fund Letter of Intent to expire by its terms on July 31, 2004 but reiterated, by letter dated July 27, 2004, that the Board of Directors would still entertain proposals from South Central Fund to work on up to ten NRU transactions.

On July 23, 2004, but prior to the July 23 Board meeting, Director Hoffman resigned from the Board of Directors.

On July 27, 2004, Mr. Wilson discussed with representatives of Invest Linc Securities the possibility of continuing a dialogue about terms of a new letter of intent between the Company and Invest Linc Securities to receive funding for high nitrogen gas rejection projects. Both parties agreed to a meeting in August.  It appears that positive opportunities remain to reach agreement between the parties to move forward with a high nitrogen natural gas project development plan.

The Board of Directors intends to continue to exploit the Company’s nitrogen rejection technology through individual projects and licensing.  The Board of Directors intends to proceed with the registered rights offering to existing stockholders, but does not intend to do the follow-on offering. The Board of Directors is also considering bridge financing from one or more sources to secure cash, if necessary, during the last half of 2004.

Under the Company’s license agreement with AET, the Company’s exclusive rights in the continental United States to utilize the Mehra Process® for nitrogen rejection will remain in effect at least through December 31, 2004.  The Company’s exclusive rights under the agreement will continue after that date for as long as the Company meets certain installed nitrogen rejection unit capacity targets.  For example, gas volumes being treated by the process must equal or exceed 20,000 Mcf per day on or before December 31, 2004, and increase annually thereafter by 10,000 Mcf per day of installed capacity. The natural gas producer and the owner of the Madisonville plant have been evaluating an expansion to the Madisonville plant that could bring the daily throughput capacity of the plant to 50,000 Mcf per day. If the expanded facilities are installed and operational in 2004, or if certain license fees are paid to AET in 2004 under a new license agreement for the Madisonville plant required for the nitrogen rejection unit which is expected to be part of the expansion, the additional capacity of the nitrogen rejection unit would satisfy the throughput requirements of the Company’s license agreement and enable the Company to retain the exclusive license through at least 2006. For the evaluation of the expansion to proceed, the natural gas producer must drill and successfully complete a second high nitrogen natural gas well.  Drilling of that well commenced July 27, 2004, and completion is expected in 45 to 60 days. If the well is successfully drilled and completed, the current owner of the Madisonville plant or a third party must agree to construct the expansion of the plant.  These events are beyond the control of the Company. In the event the Madisonville expansion is delayed or not accomplished and the December 31, 2004 target is not otherwise met, the Company will attempt to negotiate an extension of the exclusive license with AET.  It is unknown at this time whether, if such extension is necessary, the Company will be able to negotiate an extension on terms satisfactory to the Company.

If the Company were not to be successful in negotiating a needed extension of the exclusive license, the Company would still be able to use the Mehra Process® on a non-exclusive basis.  The loss of the exclusive right would likely harm or delay the Company’s plans to exploit high nitrogen natural gas opportunities.

Item 12.  Results of Operations and Financial Condition.

Pursuant to Item 12, an internet-based release of the Company posted July 30, 2004, describing selected matters relating to results of operations of the Company, is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY ENERGY CORPORATION

	By	/s/ Scott D. Heflin
Scott D. Heflin
Chief Financial Officer and Treasurer

July 30, 2004
(Date)